RESCISSION OF ELECTION TO TERMINATE & REINSTATEMENT OF PURCHASE OBLIGATION

        This RESCISSION OF ELECTION TO TERMINATE & REINSTATEMENT OF PURCHASE OBLIGATION (the "Reinstatement") is entered into to be effective as of October 23, 2000 (the "Effective Date") by and between FOSTER INVESTMENT CORPORATION (the "Buyer") and DOWNTOWN PROPERTIES DEVELOPMENT CORPORATION (the "Seller") as follows:


1. Recitals

        1.1 Buyer and Seller are parties to that certain PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS dated September 27, 2000 and certain escrow instructions implementing the transaction contemplated therein (collectively, the "Purchase Agreement"). Except as otherwise defined herein, words and phrases having their initial letters capitalized shall have the definitions set forth in the Purchase Agreement.

        1.2 On October 10, 2000, Buyer notified Seller of its election to terminate Buyer's obligation to purchase the Property as permitted under Section
3.2 of the Purchase Agreement (the "Termination Election").

        1.3 Buyer's Termination Election was based the existence of certain issues which have since been resolved by Seller and Buyer.

        1.4 Buyer and Seller therefore desire that: (a) Buyer rescind its Termination Election; and (b) the rights and obligations of the parties under the Purchase Agreement be reinstated as if such Termination Election had not been made.

               FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY
               ACKNOWLEDGED:

2. Rescission & Reinstatement

        2.1 Buyer hereby rescinds its Termination Election and acknowledges its right to terminate its obligation to purchase the Property under Section 3.2 has now expired and forever lapsed.

        2.2 All rights and obligations of Buyer and Seller under the Purchase Agreement shall be reinstated as of the Effective Date as if such Termination Election had never been made. IN WITNESS WHEREOF, this Reinstatement is executed to be effective as of the Effective Date.

Buyer:                      FOSTER INVESTMENT CORPORATION


                                  BY:________________________________________
                            Name:
                                  Title:_______________________

Seller:                      DOWNTOWN PROPERTIES DEVELOPMENT CORPORATION
                                            a California corporation



                                   By:/S/ Harold S. Elkan
                                          Harold S. Elkan, President

DOWNTOWN PROPERTIES DEVELOPMENT CORPORATION 5230 Carroll Canyon Road, Suite 310 San Diego, CA 92121 (858) 587-1060 Fax (858) 587-0425


September 28, 2000


Charles Tiano
Foster Investment Group 705 12th Avenue San
Diego, CA 92101


Dear Charles:

In connection with the PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") entered into as of the 27th day of September, 2000 by and between DOWNTOWN PROPERTIES DEVELOPMENT CORPORATION, a California corporation, as "Seller," and FOSTER INVESTMENT CORPORATION, or its assignee as "Buyer" whereby Seller agreed to sell and assign and Buyer agreed to purchase the real property located in San Diego County, California, located at 5230 Carroll Canyon Road, San Diego, California 92121. The purchase price in the Agreement was not adjusted to reflect the additional costs estimated to be incurred by Buyer to maintain a single purpose entity.

By this letter, both Seller and Buyer intend this to be an amendment to the Agreement and agree that the Purchase Price shall be adjusted from $3,750,000 to $3,725,000.

If this accurately reflects your understanding, please sign below. Please call me if you have any questions.
Sincerely,

/S/ STEVEN R. WHITMAN
Steven R. Whitman Chief Financial Officer


AGREED AND ACCEPTED:
FOSTER INVESTMENT CORPORATION

By: /S/ STANLEY FOSTER                           Dated: SEPTEMBER 28, 2000
      President


DOWNTOWN PROPERTIES DEVELOPMENT CORPORATION a California corporation

/S/ STEVEN R. WHITMAN________               Dated: SEPTEMBER 28, 2000
Steven R. Whitman
Chief Financial Officer

            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

        THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is entered into as of this 27th day of September, 2000 by and between DOWNTOWN PROPERTIES DEVELOPMENT CORPORATION, a California corporation, as "Seller," and FOSTER INVESTMENT CORPORATION, or its assignee as "Buyer."

                                   ARTICLE I.
                              PROPERTY DESCRIPTION

        1.1 THE PROPERTY. Seller agrees to sell and assign and Buyer agrees to purchase the real property located in San Diego County, California, located at 5230 Carroll Canyon Road, San Diego, California 92121, containing approximately 35,943 square feet of office space, the legal description for which real property is more particularly set forth in Exhibit A attached hereto and incorporated herein by reference ("the Land"), together with the following (the Land and all of the following are hereinafter collectively referred to as the "Property"):

               a.  The  parking  areas  and  all   buildings,   structures   and
improvements on the real property and including without limitation, all mechanical systems, fixtures and equipment; electrical systems, fixtures and equipment, heating fixtures, systems and equipment; air conditioning fixtures, systems and equipment; plumbing fixtures, systems and equipment;; and all other fixtures and equipment of Seller located upon and used in connection with the real property ("Improvements");

               b. All equipment, appliances, furniture, furnishings and other tangible personal property owned by Seller and located, placed or installed on or about the real property or used as part of or in connection with the real property or the operations thereon ("FF&E");

               c. Subject to Seller's rights to collect rents accruing through the Closing (as hereinafter defined), all right, title and interest of Seller in and to all leases and other rental agreements (written or verbal) now or hereafter in effect, that grant a possessory interest in and to any space situated in the improvements or that otherwise confer rights with regard to use of the Property , and in all security deposits and any prepaid rentals, if any, together with tenant lease files and tenant data sheets ("Tenant Leases");

     d. All right, title and interest of Seller in and to all service and vendor contracts relating to the Property ("Service Contracts"), subject to the provisions set forth below; and all warranties, guaranties and bonds relating to the Property ("Warranties and Guaranties");

               e. All right, title and interest of Seller in and to all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, remodeling plans, and other plans, diagrams and studies of any kind in Seller's possession or control that relate to the Property or any contemplated future improvements and all architectural and engineering inspection reports, environmental impact reports, archaeological reports, structural reports and soils reports relating to the Property; ("Plans and Reports");

               f. All right, title and interest of Seller in all development agreements, permits, contracts, indemnities, agreements, utility contracts, permits, licenses and other rights owned by Seller relating to or used in connection with the ownership, operation, use, occupancy or enjoyment of all or any part of the Property ("Permits and Licenses");

               g. All leasing brochures, marketing studies and brochures and other materials and data of any kind in Seller's possession or control relating to the marketing of the Property ("Marketing Materials");

               h. All goodwill related to the Property ("Goodwill");

               i. All keys to locks on the Property which Seller or Seller's agents may have in their possession ("Keys");

               j. All of the interest of Seller in any insurance proceeds, condemnation awards, environmental claims related to damages to the Property or other claims, suits, or causes of action against any party related to the Property (except claims against tenants for rent past due as of the Closing) ("the Claims");

               k. All of Seller's rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation all minerals, oil, gas and other hydrocarbon substance on and/or under said real property (excluding therefrom any Hazardous Substances), as well as all development rights, air rights, and water rights relating to said real property and any other easements, rights of way or appurtenances relating to or used in connection with the ownership, operation, use, occupancy or enjoyment of said real property of Seller ("Mineral Rights, Easements and Appurtenances"); and

               1. Any and all other rights, privileges and appurtenances owned by Seller and in any way related to, or used in connection with the operation of the Property ("Rights and Privileges").

        The Land, Improvements, Tenant Leases, and Mineral Rights, Easements and Appurtenances are sometimes collectively referred to as the "Real Property".

                                   ARTICLE II.
                                 PURCHASE PRICE

        2.1 PURCHASE PRICE. The purchase price ("Purchase Price") is Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), to be paid as set forth below.

        2.2 METHOD OF PAYMENT OF PURCHASE PRICE.

               a. On execution of this Agreement by Buyer and Seller, Buyer shall deposit with United Title Company, 5005 Texas Street, Suite 105, San Diego, CA 92108 ("Escrow Holder"), the sum of Fifty Thousand Dollars ($50,000.00) (the "Initial Deposit").

               b. On the first business day after expiration of the Feasibility Period (as defined below), unless Buyer has terminated this Agreement in accordance with the provisions of Section 3.2 hereof, Buyer shall deposit an additional Fifty Thousand Dollars ($50,000.00) (the "Second Deposit") with Escrow Holder.

               c. At the Closing (as defined below), Buyer shall assume the obligations of Seller under a promissory note ("the Note") in the original principal amount of One Million Nine Hundred Seventy Five Thousand Dollars executed by Seller in favor of NATIONAL REALTY FINANCE, L.C., a Missouri limited liability company, and dated on or about May 11, 1999, the date such Note was delivered by Seller. The Note is secured by a first deed of trust on the Property. The approximate balance of the Note as of September 27, 2000 is $1,954,775.

               d. On or before one business day prior to the Closing, Seller shall deposit the balance of the Purchase Price, which is the Purchase Price set forth above, less the sum of (a) the Initial Deposit, (b) the Second Deposit, and (c) the principal balance of the Note as of the Closing.

        All deposits into escrow shall be placed in an interest bearing FDIC insured money market account approved by Buyer, to bear interest to Buyer's credit, except as otherwise set forth herein.

                                  ARTICLE III.
                               FEASIBILITY PERIOD

        3.1 DELIVERY OF DOCUMENTS. Within 10 business days after the execution of this Agreement by Buyer and Seller, Seller shall at Seller's expense, deliver to Buyer, all of the following:

               a. a preliminary title report for the Property ("Preliminary Report") issued by United Title Company (the "Title Company"), together with a copy of each document or instrument noted as an exception to title in the Preliminary Report;

               b. [intentionally deleted]

               c. a Phase I Environmental Report for the Property dated April 19, 1999 ("Phase I Report") and all other reports, studies, claims, correspondence, data, or notes in Seller's possession or control that relate to environmental, toxic, or hazardous wastes or materials in relation to the Property or any other property within 2,000 feet of the Property (which, together with the Phase I Report, are referred to collectively as the "Environmental Reports");

               d. true copies of the Tenant Leases;

               e. true copies of the Service Contracts; a list of the FF&E;

               g. the Plans and Reports, and the Permits and Licenses, including copies of all certificates of occupancy and other governmental licenses or approvals relating to any portion of the Property;

               h. true copies of the written Warranties and Guaranties;

               i. a list of any current Claims, if any;

               j. a current rent roll for the Property ("Rent Roll"), certified by Seller to be true and correct as of the date thereof, and copies of any commission agreements;

               k. operating statements covering the Property for the calendar years 1997, 1998, 1999 and 2000 year-to-date, which statements accurately set out the aggregate of all costs and expenses incurred and all revenue and income received by Seller in owning and operating the Property during such period; and

               1. copies of the ad valorem property tax statements covering the Property for the 2 years prior to the current year in the possession of Seller, and, if available, for the current year.

        The date that all of the above items have been delivered by Seller to Buyer is referred to as the Document Delivery Date. Seller is obligated to deliver to Buyer the Preliminary Report, the Phase I Report, and Rent Roll, and with respect to the balance of the items listed above, Seller shall deliver to Buyer all such items to the extent Seller has such items in its possession or control.

        3.2 REVIEW  PERIOD;  BUYER'S  OPTION TO TERMINATE.  Buyer shall have ten
(10) days from the Document Delivery Date to conduct such inspections and investigations it desires with respect to the Property, its uses, financial viability and its feasibility for Buyer's intended uses (the "Feasibility Period"). Buyer, personally or through its authorized agents or representatives, shall be entitled to reasonable access to the books, records and operating statements affecting the Property and the right to enter upon and inspect the Property. Seller agrees to make all such records available for review at the Property and shall cooperate, at no cost to Seller, in providing such information and documents regarding the Property and its operations as Buyer may reasonably request. If, within the Feasibility Period, Buyer shall, for any reason in Buyer's sole discretion, judgment and opinion, disapprove or be dissatisfied with any aspect of the Property, then Buyer shall be entitled to terminate Buyer's obligations to purchase the Real Property and pay the Purchase Price under this Agreement by giving written notice thereof to Seller on or before the expiration of the Feasibility Period, whereupon this Agreement shall automatically be rendered null and void, the Initial Deposit shall be immediately returned to Buyer and thereafter neither Seller nor Buyer shall have any further obligation or liabilities to the other hereunder. In the event Buyer fails to terminate this Agreement by providing such written notice to Seller on or before the expiration of the Feasibility Period, (i) the Initial Deposit shall be non-refundable (except as provided hereunder) and (ii) Buyer shall be deemed to have waived its right to terminate Buyer's obligations to purchase the Real Property and pay the Purchase Price under this Agreement under this Section 3.2.

        3.3 PRELIMINARY REPORT AND SURVEY. Buyer shall have the right during the Feasibility Period to review and make objections to the Preliminary Report and/or Survey. In the event Buyer objects to the exceptions to title in the Preliminary Report or to the Survey ("Buyer's Objections"), then Buyer shall, prior to the end of the Feasibility Period, give Seller written notice of such fact. Seller shall have five (5) days from receipt of Buyer's Objections to notify Buyer, with specificity, in writing, of matters listed in Buyer's Objections that Seller will cure or cause to be eliminated from the title policy or corrected in the Survey as of the Closing, if any ("Seller's Correction Notice"). Seller shall not be required to take any action to address any of the Buyer's Objections, provided, however, that the elimination or cure or correction of any of Buyer's Objections that Seller agrees to address in Seller's Correction Notice shall be a condition to Closing in favor of Buyer. Buyer shall have two (2) days from receipt of Seller's Correction Notice to deliver written notice to Seller ("Buyer's Title Notice") that (i) Buyer elects to terminate Buyer's obligations to purchase the Real Property and pay the Purchase Price under this Agreement or (ii) Buyer elects to accept title subject to the disapproved exceptions, other than those that Seller has agreed to cure, eliminate or correct in Seller's Correction Notice. Any supplemental title reports issued by the Title Company shall be subject to the same process as set forth above. In the event Buyer elects to terminate this Agreement pursuant to the terms of this section 3.3, the Initial Deposit made by Buyer shall be returned to Buyer and neither Buyer nor Seller shall have any further obligation under this Agreement. Exceptions to title shown in the Preliminary Report which have been approved by Buyer or deemed approved by Buyer as set forth above (excluding those matters, if any, that Seller has agreed to eliminate, cure or correct) are hereinafter referred to as "Permitted Exceptions".

        3.4 INDEMNITY BY BUYER. Buyer hereby agrees to protect, defend, indemnify and hold the Real Property, Seller and Seller's agents, servants, invitees and their successors and assigns harmless from and against any and all loss, cost, expense, liability, damage, action, cause of action, claim, dispute or account, including court costs and attorney's fees, arising out of or resulting from any act, omission or negligence of Buyer or Buyer's contractors, licensees, agents, servants or employees arising from any accident, injury or damage whatsoever sustained by Seller, including, but not limited to, any mechanic's or materialmen's liens arising out of any inspections conducted by Buyer or its authorized agents or representatives pursuant to this Article III.

                                   ARTICLE IV.
                                 LOAN ASSUMPTION

        4.1 ASSUMPTION OF LOAN. As soon as reasonably possible after the execution of this Agreement by Buyer and Seller, (i) Seller shall provide to Buyer copies of the Note, the deed of trust securing the Note, and all other loan documents constituting the loan (the "Loan") evidenced by the Note and (ii) Buyer and Seller shall make application to the lender under the Loan for Buyer to assume the obligations of Seller under the Loan. If for any reason in Buyer's sole discretion, judgment and opinion, Buyer shall disapprove or be dissatisfied with the Loan or the loan documents or any conditions, change in terms, documents, or other matters required by the Lender in order for Buyer to assume the Loan, then Buyer shall be entitled to terminate Buyer's obligations to purchase the Real Property and pay the Purchase Price under this Agreement by giving written notice thereof to Seller. In the event Buyer shall so elect to terminate Buyer's obligations to purchase the Real Property and pay the Purchase Price under this Agreement, or if the lender shall not approve the assumption of the Loan by Buyer, then Buyer's obligations to purchase the Real Property and pay the Purchase Price under this Agreement shall automatically be rendered null and void, and the Initial Deposit and, if it has been made, the Second Deposit shall be immediately returned to Buyer..

                                   ARTICLE V.
              SELLER'S COVENANTS AND REPRESENTATIONS AND WARRANTIES

        5.1 COVENANTS BY SELLER. Seller hereby covenants and agrees with Buyer as follows:

               a. At all times from the date of this Agreement until the Closing, Seller shall maintain in force insurance coverage upon the Property in the amounts and types currently carried by Seller and no policies shall be canceled, changed or allowed to expire prior to Closing, including fire and extended coverage and public liability insurance with respect to damage or injury to person or property occurring on the Property;

               b.  At all  times  from  the  date of this  Agreement  until  the
Closing, Seller shall keep and perform all of the obligations to be performed by the landlord under the Tenant Leases, including without limitation any maintenance of the Property to be performed by the landlord under such Tenant Leases;

               c. Prior to Closing, Seller shall manage the Property in accordance with the prudent real estate operations as being presently managed and no change or modification will be made in rental policies or rental agreements. After the expiration of the Feasibility Period, Seller shall not enter into any agreements with respect to the operation or management of the Property that will affect the Property beyond Closing, except in the ordinary course of business or as approved by Buyer in writing upon a request from Seller; and Seller will not make any alterations or modifications of the Property;

               d. Prior to Closing, Seller shall maintain, repair and make replacements (but the making of replacements shall be done only after obtaining Buyer's written consent, which shall not be unreasonably withheld), to and of the buildings and other improvements on the Property, in good condition and repair at a level at least consistent with the level of maintenance, repair and replacement being undertaken by Seller as of the date of this Agreement, except for normal wear and tear and any casualty or condemnation therefrom without replacing them with substantially similar items nor shall Seller in any manner neglect the Property;

               e. Seller shall cause all trade accounts and costs and expenses of operation and maintenance of the Property incurred prior to Closing to be promptly paid when due; and

               f. All commissions due or to come due with respect to the Tenant Leases or any commission agreements shall be paid, assumed or otherwise satisfied in full by Seller at or prior to the Closing, and the Property shall be conveyed to Buyer free and clear of all commissions and brokerage fees and all commissions or brokerage agreements with respect to Tenant Leases, and any renewals or extensions thereof.

        5.2 REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby represents and warrants to Buyer that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

               a. Seller has not been served with any action, suit or proceeding affecting the Property or any portion thereof and, to Seller's current actual knowledge, there is no action, suit or proceeding pending or threatened or asserted against Seller, affecting Seller or any portion of the Property, at law or in equity before any court or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign;

               b. Seller has not received any notices and has no current actual knowledge of any condemnation actions, special assessment or improvement districts in formation or contemplated or other impositions of any nature which are pending or being contemplated with respect to the Property or any portion thereof;

               c. Seller has not received and has no current actual knowledge of any notice of any violation of any ordinance, regulation, law or statute from any governmental agency pertaining to the Property or any portion thereof. Seller has not received any notice of any governmental regulation or order restricting the operation of the Property in the manner in which the Property is being operated on the date of this Agreement. To Seller's current actual knowledge the use of the Property conforms to applicable building and zoning codes without the necessity for a variance or reliance upon a preexisting nonconforming use of the Property;

               d. Except with respect to the Loan, there are no liens against or security interests in the Property. Prior to the Closing, Seller shall not create or voluntarily permit to be created any liens, easements or other condition affecting any portion of the Property without the prior written consent of Buyer. No work has been performed or is in progress by or on behalf of Seller and no materials have been furnished to the Property or any portion thereof, which might give rise to mechanic's, materialmen's or other liens against the Property or any portion thereof and which would exist after the Closing;

               e. To Seller's current actual knowledge, all water, sewer, gas, electric, telephone and drainage and all other utilities required for the normal use and operation of the Property are installed to the property lines of the Property, are connected, and run over, through, or under a public street or alley to the Property from the location at which such utility are connected to the main public utility line;

               f. The documents, reports, and instruments delivered to Buyer under Article III of this Agreement are, to the best of Seller's knowledge, true, accurate and complete in every respect;

               g. Seller is the owner of good and marketable fee simple title to the Property, free and clear of any liens, deeds of trust, pledges, security interest, leases, charges, encumbrances or restrictions of any kind except as may be specifically permitted herein. Except to the extent Seller's interest in the lessor's interest in the Tenant Leases has been assigned to the holder of the Loan, Seller is the sole owner of the lessor's interest in all of the Tenant Leases and, to Seller's current actual knowledge, all of such leases are in full force and effect without current default by either Seller or the respective tenants;

               h. To Seller's current actual knowledge, Seller is not in default under any indenture, mortgage, deed of trust or loan agreement or under any other agreements to which Seller is a part or by which Seller is bound and which in any way affects the Property. Seller is not a party to, nor bound by, any agreement or any order or decree of any court of governmental agency which might, to a material degree affect any portion of the Property;

               i. To Seller's current actual knowledge, the execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound, and does not, to Seller's current actual knowledge, constitute a violation of any order, rule or regulation applicable to Seller of any portion of the Property of any court or of any federal or state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of the Property;

               j. Seller has the full right, power and authority to carry out Seller's obligations hereunder. No consent of any third party is required therefor, except the consent of the lender for assumption of the Loan. This
Agreement is a valid obligation of Seller and is binding upon Seller in accordance with its terms;

               k. To Seller's current actual knowledge, Seller has paid all taxes, charges and assessments (special or otherwise) required to be paid or will prior to Closing, pay to any taxing authority which could in any way now or hereafter constitute a lien against the Property or any part thereof (except for taxes and assessments for the current year not currently due and payable). Seller has not received any notice from any taxing authority or governmental agency asserting that Seller has failed to file or has improperly filed any tax return or report required to be filed by it, or that it has not paid all taxes, charges or assessments now owing by it (except current taxes and assessments not yet delinquent) which could in any way now or hereafter constitute a lien against the Property or any part thereof; and no action or proceeding is now pending by a governmental agency or authority for the assessment of collection of such taxes, charged or assessments against Seller;

               1. Except as may be shown in the  Environmental  Reports,  Seller warrants and represents to Buyer that to the best of Seller's knowledge there are no Hazardous Materials on, in or under the Property; that Seller has not placed any underground storage tanks of any type under the Property; that during Seller's ownership of the Property and to the best of Seller's knowledge prior thereto, no cleanup or remediation of Hazardous Materials has ever been ordered or undertaken on or with respect to the Property; that the Property complies in all respects with all Environmental Laws; except as has been disclosed to Buyer in writing, that all plumbing, electrical, mechanical and HVAC systems are in good working order, and, except as has been disclosed to Buyer in writing, that there are no hidden or latent physical or mechanical defects in the Property of which Seller has current actual knowledge, normal wear and tear excepted. The term "Hazardous Materials", when used in this Agreement, shall mean any substance, material or waste (including petroleum and petroleum products) whish is or becomes designated, classified, or regulated as being "toxic" or "hazardous" or a "pollutant" (or a similar designation) under any federal, state or local law, ordinance, rule or regulation, including but not limited to the Federal Water Pollution Control Act (33 U.S.C.ss.1251, et seq.), Resource Conservation and Recovery Act (42 U.S.C.ss.6901, et seq.), Safe Drinking Water Act (42 U.S.C.ss.3000f, et seq.), Toxic Substances Control Act (15 U.S.C.ss.2601, et seq.), the Clean Air Act (42 U.S.C.ss.7401, et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601, et seq.), the Superfund Amendments and Reauthorization Act of 1986, Pub.L.No. 99-499 ("SARA"), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801, et seq.), California Health and Safety Codess.25100, et seq.;ss.39000, et seq., California Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Codess.25249.5, et seq.), California Water Code (ss.13000 et seq.) (collectively, "Environmental Laws"), and also any asbestos or asbestos-containing materials, radon gas, and petroleum or petroleum fractions, whether or not defined as "toxic", "hazardous", or "pollutant" in any such law, ordinance, rule or regulation;

               m.     [intentionally deleted]; and

               n. The Rent Roll is true and accurate as of the date thereof, and since the date thereof, there have been no material changes.

        5.3 Knowledge Standards. Wherever in this Agreement that a warranty or representation is made to Seller's current actual knowledge, such warranty or representation shall be deemed to be made to the current actual knowledge of Harold S. Elkan and Steven R. Whitman (Seller's senior executive officers) without inquiry. Wherever in this Agreement a warranty or representation is made to the best knowledge of Seller, such warranty or representation shall be made to the current actual knowledge that Harold S. Elkan and Steven R. Whitman would have after a commercially reasonable inquiry.

        5.4 DISCOVERY OF INACCURACY. In the event that Seller should discover prior to the Closing Date that any representation or warranty made by it is untrue or inaccurate, it shall promptly inform Buyer in writing of its discovery. All of Seller's warranties and representations shall survive any inspection or investigation made by or on behalf of Buyer and the Closing of the transaction contemplated herein, except that Seller shall have no liability whatsoever for any breach of a warranty or representation that is not asserted by written notice to Seller or is asserted by or on behalf Buyer after the fifth anniversary of the Closing.

                                   ARTICLE VI.
                     BUYER'S REPRESENTATIONS AND WARRANTIES

        6.1 REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer hereby represents and warrants to Seller that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

               a. The execution by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not, and will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under any indenture, agreement, instrument or obligation to which Buyer is a party, and does not, to the knowledge of Buyer, constitute a violation of any order, rule or regulation applicable to Buyer of any court or of any federal or state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Buyer;

               b. Buyer has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Buyer's obligations hereunder. No consent of any third party is required therefor, except the consent of the lender for assumption of the Loan. This Agreement is a valid obligation of Buyer and is binding upon Buyer in accordance with its terms;

                                            ARTICLE VII.
                                 INDEMNIFICATION

        7.1 Seller hereby agrees to protect, defend, indemnify, defend and hold Buyer, Buyer's agents, servants, invitees and their successors and assigns and, after the Closing, the Real Property harmless from and against any and all loss, cost, expense, liability, damage, action, cause of action, claim, dispute or account, including court costs and attorney's fees, arising out of or resulting from the failure of any representation or warranty made by Seller in this Agreement to be untrue in any material way or any breach or default in performance by Seller of the covenants and agreements which it is to perform hereunder, but Seller shall have no such defense or indemnity obligations if the person entitled to defense or indemnity fails to make demand on Seller therefore in writing or such demand is made later than the fifth anniversary of the Closing.

        Except as otherwise provided, the terms of this ARTICLE VII shall survive the Closing Date and the transfer of the Property.

                                           ARTICLE VIII.
                         CONDITIONS PRECEDENT TO CLOSING

        8.1 BUYER'S CONDITIONS. The obligations of Buyer hereunder are subject to the satisfaction, on or prior to the Closing, of all the following conditions unless waived in writing by Buyer:

               a. All of Seller's representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing;

               b. As of the Closing, Seller shall have timely performed its obligations hereunder and all deliveries to be made by Seller shall have been tendered;

               c. Buyer shall have approved the physical inspection, title documents and Environmental Reports and other matters affecting the Property as provided in Article III and the Loan documents and Loan assumption as provided in Article IV;

               d. The Title Company shall be in a position to issue a Title Policy following the Closing in a form previously approved by Buyer subject only to Permitted Exceptions; and

               e. The Lender under the Loan shall have approved the assumption of the Loan by Buyer without any increase in interest rate.

               f. Buyer, Seller and SPORTS ARENAS, INC. ("SAI") prior to the end of the Feasibility Period shall have entered into, and the Lender under the Loan prior to the Closing shall have approved, a written agreement (the "SAI Tenant Lease Agreement"), whereby either:

                    (1) SAT's right to possession and occupancy (collectively "Possessory Rights") of a portion of the Property (the "SAI Premises") and SAI's obligation to pay rents and other charges (collectively "Payment Obligations") under its Tenant Lease shall terminate on the 90th day after the Closing (unless such parties mutually agree to extend SAT's Possessory Rights and Payment Obligations on a month-to-month basis), or:

                    (2) SAI's Possessory Rights and Payment Obligations under its Tenant Lease shall only conditionally terminate on the 90t day after the Closing (unless such parties mutually agree to extend SAT's Possessory Rights and Payment Obligations on a month-to-month basis) and such Possessory Rights and Payment Obligations shall be reinstated upon the Lender's recordation of a notice of default under the deed of trust securing the Note, but only to the extent of that portion of the SAI Premises which is not possessed or occupied by a subsequent tenant pursuant to an enforceable tenant lease complying with the terms and provisions of the Loan documents pertaining to leases of the Property.

                    (3) Notwithstanding any provision of this Agreement to the contrary, if the Closing fails to occur because the Lender under the Loan failed to approve the SAI Tenant Lease Agreement, Seller shall pay Buyer an amount equal to the amount Buyer has paid Lender in connection with Buyer's application to assume the Loan.

        The provisions of this Section 8.1 are for the benefit of Buyer and can be waived only by Buyer.

        8.2 SELLER'S CONDITIONS. The obligations of Seller hereunder are subject to the satisfaction, on or prior to Closing, of all of the following conditions, unless waived in writing by Seller:

               a. All of Buyer's representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing;

               b. As of the Closing, Buyer shall have timely performed its obligations hereunder and all deliveries to be made by Seller shall have been tendered; and

               c. The Lender under the Loan shall have approved the assumption of the Loan by Buyer.

               d. Lender shall have approved the SAI Tenant Lease Agreement. Seller.

 The provisions of this Section 8.2 are for the benefit of Seller and can be waived only by Seller.

                                   ARTICLE IX.
                                     CLOSING

        9.1 CLOSING DATE. Provided all conditions to Closing have occurred, the Closing of the transaction contemplated herein shall occur on or before five (5) days after the lender's approval of the assumption of the Loan by Buyer, provided neither Buyer nor Seller has terminated its obligations to purchase, sell or convey the Real Property or pay the Purchase Price under this Agreement earlier as herein permitted; and if such date is a Saturday, Sunday or banking holiday, the Closing shall occur on the next business day.

        9.2 TITLE. At Closing, Buyer's fee title to the Real Property shall be insured by a CLTA Owner's policy of title insurance on the standard form issued in the State of California, issued by the Title Company with liability in the amount of the Purchase Price subject only to (i) the Permitted Exceptions, (ii) the documents executed by Buyer and placed of recorded in accordance with the assumption of the Loan by Buyer, and (iii) such other deeds of trust or other exceptions to title created by or for the benefit of Buyer (the "Title Policy"). Buyer may, at Buyer's option, direct Escrow Holder to obtain additional endorsements or an ALTA Owner's or extended coverage policy of title insurance provided the Closing shall not be delayed beyond the scheduled date therefore as a result thereof and provided Buyer shall be responsible for any added premiums or other costs of such additional coverage.

        9.3 DELIVERIES BY SELLER.

               a. On or before one business day prior to the Closing, Seller shall deliver the following to the Escrow Holder:

                    (1) An executed grant deed conveying title to the Real Property to Buyer (with the amount of documentary transfer tax set forth in a separate statement that is not recorded), in a form to be approved by Buyer and Seller ("the Grant Deed");

                    (2) An executed affidavit certifying that Seller is not a "foreign person" within the meaning of Section 1445(0(3) of the Internal Revenue Code of 1986 as amended (the "FIRPTA Certificate");

                    (3) An executed Withholding Exemption Certificate and Nonresident Waiver Request for Real Estate Sales (California form 597-W), indicating that Seller is a resident of the State of California (the "Form 597-W");

                    (4) Two original assignments of the written Tenant Leases that have been delivered to Buyer (wherein Buyer shall agree to assume all obligations of Seller as the landlord under such Tenant Leases from and after the Closing Date), the Warranties and Guaranties, the Permits and Licenses, the Goodwill, the Claims, the Rights and Privileges, and such of the Service Contracts as Buyer shall have elected to have assigned to it in a form to be
approved  by  Buyer  and  Seller,   executed  by  the  Seller  ("the  Assignment
Agreement");

                    (5) An executed bill of sale, transferring to Buyer the ownership of the FF&E, Plans and Reports, Marketing Materials, and Keys, in a form to be approved by Buyer and Seller; (the "Bill of Sale"); and

                    (6) Such other sums and documents as may be necessary to close the escrow.

               b. At the Closing, outside of escrow, Seller shall deliver to Buyer the following to the extent in Seller's possession or control:

                    (1)  All  warranty  contracts,   warranty  cards,  operating
instructions and other information and guaranties, if any, concerning all fixtures and equipment installed as a part of the Property;

                    (2) All Keys;

                    (3) Copies of the books and record and of all original documents in the possession of Seller relating to the Property, including, but not limited to, all applications, correspondence and credit reports relating to each tenant and all original Tenant Leases;

                    (4) Current tax statements in Seller's possession, if available and if not previously furnished, and tax certificates for previous years;

                    (5) Such documents as may be reasonably required to withdraw Seller's right to use the trade name of the Property;

                    (6) Possession of the Property, subject only to the Tenant Leases; and

                    (7) A letter to the Tenants to be executed by Seller and Buyer notifying tenants of the sale.

        Effective as of Closing, Seller shall terminate such Service Contracts, if any, that Buyer has elected not to have assigned to Buyer.


        9.4 DELIVERIES BY BUYER.

               a. On or before one business day prior to the Closing, Buyer shall deliver to Escrow Holder the following:

                    (1) Such documents as the lender may require and Buyer has approved for the assumption of the Loan by Buyer (the Loan Assumption Documents");

                    (2) The balance of the Purchase Price;

                    (3) Two original Assignment Agreements executed by the Buyer; and

                    (4) Such other sums and documents as may be necessary to close the escrow.

        9.5 CLOSE OF ESCROW. At the Closing, the Escrow Holder shall do the following:

               a. Cause the Grant Deed and recordable Loan assumption documents to be recorded in the official records of the San Diego County Recorder;

               b. Deliver to Seller the Purchase Price (plus or minus the amounts determined under the prorations sections of this Agreement), a fully executed original of the Assignment Agreement, and a conformed copy of the Grant Deed;

               c. Deliver to Buyer any left over balance of sums deposited by Buyer or resulting from the prorations section of this Agreement, a fully executed original of the Assignment Agreement, the Bill of Sale, the FIRPTA Certificate, the Form 597-W, and a conformed copy of the Grant Deed;

               d. Deliver to the lender under the Loan the loan assumption documents in accordance with the instructions of the lender; and

               e. Cause the Title Company to issue the Title Policy to Buyer.

The date that the Grant Deed is recorded is referred to herein as the "Closing Date".

                                             ARTICLE X.

                         PRORATIONS, TAXES AND BROKERAGE

        10.1 PRORATION. Prepaid rent and other rental income (other than past due unpaid rentals), real estate and personal property ad valorem taxes, charges and assessments (special or otherwise), utility charges, interest and other charges under the Note (including impounds paid by Seller and held by Lender), and other operating expenses shall be prorated at the Closing, effective as of the Closing Date, based upon actual days involved. All maintenance and service contract expenses (whether or not service is continued by Buyer) and utility charges shall be determined to the date of the Closing and paid by Seller to the greatest extent practicable. To the extent possible, utility meters shall be read at Closing and Seller's obligation to pay changes after

Closing terminated. If such charges and expenses are unavailable on the Closing Date, a readjustment shall be made within ten (10) days following the availability of meter readings and accurate bills and figures, and at Closing, the parties shall enter into a letter agreement setting forth the procedure for adjustment of any such proration items should the actual amounts of any proration items differ from the amounts utilized at Closing. All obligations to return any security and/or damage deposits and other sums held by Seller under the terms of any Tenant Leases shall be assumed by Buyer to the extent credited against the Purchase Price as agreed to in writing by Buyer and Seller. Such sums shall be retained by Seller.

        10.2 POST CLOSING RENTAL COLLECTIONS. All past due uncollected rentals as of the date of Closing, if any, under the Tenant Leases, collected by Buyer following the Closing shall be paid over to Seller, provided however, Buyer shall have no obligation to pursue collection of such amounts. Notwithstanding the foregoing, all sums collected by or paid to Seller or Buyer by tenants or occupants of the Property under Tenant Leases or otherwise, shall be deemed to be payment for and credited against rent and other charges currently due and payable by any such tenant or occupant remitting same, and any excess shall be paid over to Seller for application against delinquent rents and other past due charges. Any sums received by Seller after the Closing which are deemed to be applicable to current rent or other current charges under the Tenant Leases shall be turned over to Buyer.

        10.3 CLOSING COSTS. Seller shall pay the cost of a standard CLTA Policy of Title Insurance, the full costs of acknowledging and recording the Grant Deed and the Documentary Transfer Tax, and one half of the escrow fee. Buyer shall pay the costs payable to the Lender for the Loan Assumption, any increased cost over that of a standard CLTA policy for any endorsements obtained thereto and the additional cost of an ALTA policy if Buyer elects to obtain such coverage and one-half of the escrow fee. All other closing costs and expenses not otherwise treated separately in this Agreement shall be divided between Buyer and Seller in accordance with local custom and practice prevailing in San Diego County, California.

        10.4 BROKERAGE. Except as herein set forth, each of the parties represent to the other that no brokerage commission will be due as a result of such party's acts in connection with this transaction, and each agrees to indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for any additional commissions or fees resulting from such party's acts. John Burnham & Company has represented both Buyer and Seller in this transaction. Seller shall be obligated at the Closing to pay the commission to John Burnham & Company arising out of this purchase and sale.

                                   ARTICLE XI.
                               LIQUIDATED DAMAGES

        IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF BUYER, IT IS AGREED THAT THE INITIAL DEPOSIT IN THE AMOUNT OF $50,000.00 (AND IF MADE, THE SECOND DEPOSIT IN THE AMOUNT OF AN ADDITIONAL $50,000.00) AND ALL INTEREST THEREON SHALL BE NON-REFUNDABLE AND SELLER SHALL BE ENTITLED TO SUCH DEPOSIT(S), WHICH AMOUNT(S) SHALL BE ACCEPTED BY SELLER AS LIQUIDATED DAMAGES AND NOT AS A PENALTY AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY FOR SUCH BREACH. IT IS AGREED THAT SAID AMOUNT(S) CONSTITUTE A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE
SECTION 1671 ET.SEQ. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL OR IMPOSSIBLE TO PRESENTLY PREDICT WHAT MONETARY DAMAGES SELLER WOULD SUFFER UPON BUYER'S FAILURE TO COMPLETE ITS PURCHASE OF THE PROPERTY. BUYER DESIRES TO LIMIT THE MONETARY DAMAGES FOR WHICH IT MIGHT BE LIABLE HEREUNDER AND BUYER AND SELLER DESIRE TO AVOID THE COSTS AND DELAYS THEY WOULD INCUR IF A LAWSUIT WERE COMMENCED TO RECOVER DAMAGES OR OTHERWISE ENFORCE SELLER'S RIGHTS FOR SUCH BREACH. IF FURTHER INSTRUCTIONS ARE REQUIRED BY ESCROW HOLDER TO EFFECTUATE THE TERMS OF THIS PROVISION, BUYER AND SELLER AGREE TO EXECUTE THE SAME. IN CONSIDERATION OF THE PAYMENT OF SUCH LIQUIDATED DAMAGES, SELLER SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY (INCLUDING ANY RIGHTS SELLER MAY HAVE PURSUANT TO CALIFORNIA CIVIL CODE ss. 3389 AND 1680) RESULTING FROM BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE
PROPERTY. THIS PROVISION SHALL NOT APPLY TO OR AFFECT SELLER'S RIGHTS OR REMEDIES FOR BUYER'S BREACH OF ANY OTHER OBLIGATION UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION BUYER'S INDEMNITY OBLIGATIONS. THE PARTIES ACKNOWLEDGE THIS PROVISION BY PLACING THEIR INITIALS BELOW:

BUYER ______             SELLER _____


                                  ARTICLE XII.
                                     NOTICES

        12.1 NOTICE PROVISIONS. Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be delivered, upon the earlier of receipt or (a) two days after being deposited in a regularly maintained official depository of the United States mail located in the continental United States, and sent by registered or certified mail, postage prepaid, return receipt requested, or (b) one day after being deposited with a recognized overnight delivery service which provides receipts for delivery such as Federal Express or UPS, addressed as follows:

IF TO BUYER:                                           IF TO SELLER:

FOSTER INVESTMENT CORPORATION                  DOWNTOWN PROPERTIES
Attention: Charles Tiano, Vice President       DEVELOPMENT CORPORATION
705 12th Avenue                                5230 Carroll Canyon Road
San Diego, CA 92101                            San Diego, CA 92121
Phone (619) 557-0100                           Attention: Steven R. Whitman
Fax (619) 231-9777                             Phone: (858) 587-1060
                                                Fax (858) 587-0425

WITH COPIES TO:

HIGGS, FLETCHER & MACK                          CRAMER & EGAN, A P.C.
Attention: Timothy D. Waters                    Attention: Tyler W. Cramer
401 West "A" Street, Suite 2600                 401 West "A" Street, Suite 2300
San Diego, CA 92101                             San Diego, CA 92101
Phone (619) 595-4266                            Phone (619) 236-1125
Fax (619) 696-1410                              Fax (619) 232-1042

        The addresses and addressees for the purpose of this Article may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice. For the purpose of changing such addresses or addressees only, unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes.


                                           ARTICLE XIII.
                                  MISCELLANEOUS

        13.1 HEADINGS. The Article headings contained in this Agreement are for purposes of identification only and shall not be considered in construing this Agreement.

        13.2 TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of all obligations provided herein and the consummation of all transactions contemplated hereby.

        13.3 GENDER. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

        13.4 SEVERABILITY. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held to be invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provisions shall not be affected thereby.

        13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

        13.6 FURTHER ASSURANCES. In addition to the acts recited in this Agreement to be performed by Seller and Buyer, Seller and Buyer agree to perform or cause to be performed at the Closing or after Closing any and all such further acts and to execute such further conveyances, assignments and other instruments and documents as may be reasonably necessary to consummate the transactions contemplated hereby.

        13.7 EXHIBITS. All exhibits described in this Agreement are by this reference fully incorporated herein and made a part hereof by reference for all purposes.

        13.8 ASSIGNMENT. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, whenever the context so requires or admits. This Agreement may be assigned by Buyer without the consent of Seller.

        13.9 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire agreement between the parties, and no promise, representation, warranty or covenant not included in this Agreement or any such referenced agreements has been or is relied upon by either party.

        13.10 AMENDMENT. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by both Buyer and Seller.

        13.11 APPLICABLE LAW AND VENUE. In the event that any litigation arises hereunder, it is specifically stipulated that this Agreement shall be interpreted and construed according to the laws of the State of California. Venue for any legal action arising out of this Agreement shall be San Diego County, California.

        13.12 ATTORNEY'S FEES. The prevailing party in any litigation between the parties shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees and costs of suit.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

FOSTER INVESTMENT CORPORATION

/S/ STANLEY FOSTER                                 DATED: SEPTEMBER 29, 2000
     President

DOWNTOWN PROPERTIES DEVELOPMENT CORPORATION a California corporation

By:  /S/ HAROLD S. ELKAN                           Dated: SEPTEMBER 29, 2000
    Its: President

                                   EXHIBIT "A"
                     LEGAL DESCRIPTION OF THE REAL PROPERTY

LOTS 68 AND 69 OF LUSK INDUSTRIAL PARK UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 9694 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JUNE 27, 1980.

EXCEPTING THEREFROM ALL COAL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES IN AND-UNDER SUCH PROPERTY GRANTOR ITS SUCCESSORS AND ASSIGNS, RETRAINING THE EXCLUSIVE TITLE AND RIGHT TO REMOVE SAID SUBSTANCES, TOGETHER WITH SOLE RIGHT TO NEGOTIATE AND CONCLUDE LEASES AND AGREEMENTS WITH RESPECT TO ALL SUCH SUBSTANCES UNDER THE PROPERTY AND TO USE THOSE PORTIONS OF THE PROPERTY WHICH UNDERLIE A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE PROPERTY FOR THE PURPOSE OF PROSPECTING FOR, DEVELOPING AND/OR EXTRACTING SUCH SUBSTANCES FROM THE PROPERTY BY MEANS OF WELLS DRILLED INTO OR THROUGH SAID PORTIONS OF THE PROPERTY FROM DRILL SITES LOCATED ON OTHER PROPERTY, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT GRANTOR, ITS SUCCESSORS AND ASSIGNS, SHALL HAVE NO RIGHT TO ENTER UPON THE SURFACE OF THE PROPERTY OR TO USE THE PROPERTY OR ANY PORTION THEREOF ABOVE THE LEVEL OF THE AFORESAID PLANE AS RESERVED IN A DEED FROM LUSK/MIRA MESA, A LIMITED PARTNERSHIP NOVEMBER 26, 1980 AS FILE/PAGE NO. 80398847 OF OFFICIAL RECORDS.